Exhibit 1

AGREEMENT

AGREEMENT, dated as of February 4, 2015, by and among EdgePoint Investment Group Inc. (“EIG”), an Ontario corporation; Cymbria Corporation (“Cymbria”), an Ontario corporation; EdgePoint Canadian Growth & Income Portfolio (“EPC G&I”), an Ontario mutual fund trust; EdgePoint Canadian Portfolio (“EPC”), an Ontario mutual fund trust; EdgePoint Global Growth & Income Portfolio (“EPG G&I”), an Ontario mutual fund trust; EdgePoint Global Portfolio (“EPG”), a mutual fund trust; and St James’s Place Global Equity Unit Trust (“SJPGEUT” and together with Cymbria, EPC G&I, EPC, EPG G&I and EPG, the “Funds”), a unit trust collective investment scheme.

WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the “Act”), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

Each of the parties hereto hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one statement on Schedule 13G relating to their ownership of the Common Stock of Carpenter Technology Corp. and hereby further agree that said statement shall be filed on behalf of EIG and each of the Funds.  Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Carpenter Technology Corp.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

EDGEPOINT INVESTMENT GROUP INC.

By:	/s/ Patrick Farmer

CYMBRIA CORPORATION

By:	/s/ Patrick Farmer

EDGEPOINT CANADIAN GROWTH & INCOME PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT CANADIAN PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT GLOBAL GROWTH & INCOME PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

EDGEPOINT GLOBAL PORTFOLIO
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer

ST. JAMES’S PLACE GLOBAL EQUITY UNIT TRUST
By: EdgePoint Investment Group Inc., as manager

By:	/s/ Patrick Farmer